UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34385	262749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

In the Proxy Statement provided to stockholders in connection with Invesco Mortgage Capital Inc.’s (the "Company") Annual Meeting of Stockholders, held on May 9, 2011 (the "Annual Meeting"), the Board of Directors (the “Board”) recommended that stockholders vote, on an advisory (non-binding) basis, in favor of a triennial frequency for future "say-on-pay" votes. Say-on-pay votes are periodic advisory (non-binding) stockholder votes to approve the compensation paid to the Company's named executive officers as disclosed in the Company's proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

At the Annual Meeting, a majority of the shares cast on the matter voted in favor of an annual frequency for say-on-pay votes. The Board carefully evaluated these voting results and various other factors. After thorough consideration, on August 9, 2011 the Board nevertheless approved, consistent with its previous recommendation, a triennial frequency for future say-on-pay votes. The Board’s decision is based upon the fact that, commencing with calendar year 2011, the Company does not provide either cash or non-cash compensation to the Company’s named executive officers.  Instead, the compensation of the Company’s named executive officers, all of whom are employed by the Company’s Manager, Invesco Advisers, Inc., or one of its affiliates, will be the exclusive responsibility of the Manager.

The results of the stockholder votes at the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on May 11, 2011 (the "Original Report"). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Board's decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ Donald R. Ramon
Donald R. Ramon
Chief Financial Officer

Date: August 22, 2011